Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conference

Chicago, IL (November 30, 2018) -- LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conference:

Bank of America Merrill Lynch 2018 Leveraged Finance Conference	December 4, 2018
Boca Raton Resort & Club, Boca Raton, Florida

Materials used during the presentation will be posted to the Company's website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Vice President, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com